Exhibit 99.1

MEDIA CONTACT:
Mark Brown
Vice President Marketing
mark.brown@dealertrack.com
(516)734-3887

INVESTOR CONTACT:
Elizabeth Besen
Director of Investor Relations
(516) 734-3859
elizabeth.besen@dealertrack.com

DEALERTRACK TO ACQUIRE ECARLIST

Adds Innovative Vehicle Merchandising Solutions to Industry Leading Inventory Management Offering

Lake Success, N.Y., May 25, 2011 – DealerTrack AAX, Inc., a subsidiary of DealerTrack Holdings, Inc. (Nasdaq: TRAK), today announced that it has signed an agreement to acquire substantially all the assets of eCarList LLC, a leading provider of inventory management and merchandising solutions for automobile dealerships The combination of DealerTrack’s current AAX inventory management solution with eCarList’s product suite of vehicle merchandising, pricing analytics and mobile inventory solutions will provide dealerships with a comprehensive vehicle management offering. Len Critcher, president and chief executive officer of eCarList, along with the entire eCarList management team, will remain with the combined company. The acquisition is expected to close in July, subject to customary closing conditions.

Mark F. O’Neil, chairman and chief executive officer of DealerTrack, commented, “We are extremely excited to announce this acquisition. eCarList is one of the fastest-growing companies in the industry and is a leader in delivering innovative vehicle merchandising and management solutions for the automotive retail industry.” O’Neil continued, “We believe the addition of eCarList will enable DealerTrack to expand its leading position as the industry’s most comprehensive suite of inventory management and merchandising solutions that leverages the best from each company.”

“We look forward to joining the DealerTrack family,” said Len Critcher. “The combination of DealerTrack AAX and eCarList will drive even more innovation to help dealerships generate additional vehicle interest and higher quality Internet and showroom traffic, all while maximizing overall deal profits.”

The financial impact of this acquisition to DealerTrack’s 2011 guidance will be given in conjunction with the release of DealerTrack’s results for the second quarter of 2011.

About DealerTrack (www.dealertrack.com)

DealerTrack's intuitive and high-value software solutions and services enhance efficiency and profitability for all major segments of the retail automotive industry, including dealers, lenders, OEMs, agents and aftermarket providers. DealerTrack, whose solution set for dealers is the industry's most comprehensive, operates the largest online credit application network in the United States, connecting approximately 17,000 dealers with more than 1,000 lenders. DealerTrack’s Dealer Management System (DMS) provides dealers with easy-to-use tools and real-time data access to enhance their efficiency, while DealerTrack AAX delivers the inventory management tools and services needed to accelerate used-vehicle turn rates and help increase profits for dealers. DealerTrack’s Sales and F&I solutions allow dealers to streamline the entire sales process as they structure deals from a single integrated platform. Its Compliance solution helps dealers meet legal and regulatory requirements and protect their assets. DealerTrack also offers additional solutions for the automotive industry including electronic motor vehicle registration and titling applications, paper title storage, and digital document services. DealerTrack's family of companies also includes data and consulting service providers ALG and Chrome Systems. For more information, visit www.dealertrack.com.

About eCarList (www.ecarlist.com)

Headquartered in Dallas, Texas, eCarList provides a full suite of inventory management and online marketing tools for the retail automotive industry enabling dealers to appraise, price, and merchandise vehicle inventory online in real-time. eCarList’s services include inventory management, inventory distribution, vehicle appraisal and pricing tools, mobile software, dealership health reporting, CRM, custom web design, and digital marketing solutions via a fully integrated software as a service platform. eCarList improves dealership productivity, inventory turn, sales, and profits for its clients by improving and simplifying the way in which inventory is managed, distributed, and viewed by consumers.

Safe Harbor for Forward-Looking and Cautionary Statements

Statements in this press release regarding benefits to DealerTrack and its customers of the pending acquisition of eCarList and all other statements in this release other than the recitation of historical facts are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of DealerTrack to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.

Factors that might cause such a difference include: economic trends that affect the automotive retail industry or the indirect automotive financing industry including the number of new and used cars sold; reductions in auto dealerships; the impact of some vendors of software products for automotive dealers making it more difficult for DealerTrack’s customers to use DealerTrack’s solutions and services; security breaches, interruptions, failures and/or other errors involving DealerTrack’s systems or networks; the failure or inability to execute any element of DealerTrack’s business strategy, including selling additional products and services to existing and new customers; the integration of the eCarlist acquisition and the expected benefits; DealerTrack’s success in expanding its customer base and product and service offerings; and other risks listed in DealerTrack’s reports filed with the Securities and Exchange Commission (SEC), including its most recent Annual Report on Form 10-K.  These filings can be found on DealerTrack’s website at www.dealertrack.com and the SEC’s website at www.sec.gov. Forward-looking statements included herein speak only as of the date hereof and DealerTrack disclaims any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances, except as required by law.

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